                                                                   Exhibit 10.27

                                  [LOGO]ROUNDY'S(R)



                                 ROUNDY'S, INC.

                           DEFERRED COMPENSATION PLAN

                              AMENDED AND RESTATED
                                 AUGUST 13, 2002

                                 ROUNDY'S, INC.
                 AMENDED AND RESTATED DEFERRED COMPENSATION PLAN



1. Concept          Roundy's, Inc. ("Roundy's") created this Plan, effective as of March 19, 1996, as revised October 23, 2001 and March 19,
                    2002, and as amended and restated as of August 13, 2002, to assist eligible employees in deferring income until their retirement, death, or other termination of employment.

2. Administrator    The Vice President--Chief Financial Officer of Roundy's is
                    the Administrator for employees of Roundy's participating in the Plan. If the Administrator is also a participant, then the Chief Executive Officer of Roundy's is the Administrator as to that person.

3. Eligibility      Participation in the Plan is limited to a select group of
                    management or highly compensated employees. These employees are defined as the Elected Officers of Roundy's who are elected by Roundy's Board of Directors. The Administrator determines eligibility and may revise the eligibility requirement if necessary to assure that the Plan continues to be exempt from the eligibility, vesting, and funding requirements of the Employee Retirement Income Security Act of 1974, as amended.

4. Participation    Eligible persons must complete Deferred Compensation
   Requirements     Agreements and Participant Acknowledgment Forms, in the
                    forms attached as Exhibits A and B, respectively, in order to participate. Agreements completed by newly-eligible participants within 30 days of becoming eligible will be effective either immediately, or as of a later designated date, but only as to compensation payable after the date of the Agreement.

                    --An eligible person may complete more than one Deferred Compensation Agreement. Each Agreement will be treated as a separate program under the Plan and the person completing an additional Agreement will be treated as a newly-eligible participant as to each Agreement.

                    --A person who ceases to be eligible has no further right to complete additional Deferred Compensation Agreements. Agreements in effect at the time eligibility is lost will remain in effect subject to the terms of the Plan.

                    --The Administrator makes all final decisions regarding eligibility and compliance with the participation requirements.

5. Compensation     Each Deferred Compensation Agreement must designate either a
   Deferral         specific dollar amount of deferral or a percentage amount of deferral, and whether the amount is to be deducted from salary or bonus, or from both. Each Agreement shall also specify the time period during which the deferral is to take place. A participant may make annual elections to indicate the amount of deferral for the year following such election.
                    Roundy's will make the corresponding reductions in compensation and credit the Deferred Benefit Account of the participant.

   5.1 Minimum      Each Deferred Compensation Agreement must provide for an
       Deferrals    aggregate deferral commitment that is not less than $10,000 in the aggregate over a period not more than 7 years from the effective date of the Agreement, and not less than $2,000 in any one year. Only whole percentages may be elected as percentage deferrals. The Administrator may adjust this minimum in the Administrator's discretion.

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                                 ROUNDY'S, INC.
                AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

      5.2  Maximum                 Roundy's Board of Directors may establish, in
           Annual                  its discretion, a limit on the aggregate
           Aggregate               amount of the deferrals that may be elected
           Deferral                by all participants combined for any calendar
                                   year. Any such limit, once so established, shall continue in effect until and unless changed by the Roundy's, Inc. Board of Directors.

6.    Deferral Elections are       A deferral election under the Plan (including
      Irrevocable Except           an election applicable to future years)
      for Unforeseen               evidenced by a signed Deferred Compensation
      Emergency                    Agreement is irrevocable and not subject to
                                   change unless the participant separates from service with Roundy's or incurs an Unforeseen
                                   Emergency, in which latter event the
                                   provisions of Section 15, below, shall apply.

      6.1  Reinstatement           A participant whose deferral has been reduced
           of Deferrals            or suspended for Unforeseen Emergency, as
           Reduced for             provided in Section 15 below, may elect,
           Unforeseen              prior to termination of employment, to
           Emergency               reinstate his or her original deferral by
                                   written notice to that effect to the
                                   Administrator, in which event the
                                   participant's deferrals shall be reinstated, in accordance with the terms of the applicable Deferred Compensation Agreement, commencing with the payroll next following the Administrator's receipt of such notice.

7.    Effect of Change of          In the event of a Change of Control, all
      Control Event on             deferral elections under the Plan shall
      Deferral Elections           continue in force and effect, unless the
                                   Board of Directors, by specific resolution, determines that they shall terminate (in which event they shall automatically terminate as of the last day of the month preceding the occurrence of a Change of Control). The benefits of each participant affected by any such automatic termination of deferrals will be adjusted to reflect the reduced deferral. The method of adjustment is as described and illustrated in Schedule A to the Plan. The definition of Change of Control
                                   Event is as set forth in Schedule B to the Plan, which may be revised from time to time, by the Administrator, to be consistent with the definition of this term as used by Roundy's in other plans, agreements and arrangements wherein the same or a similar concept is involved.

8.    Deferred Benefit             Roundy's will establish on its books a
      Accounts; Credit of          Deferred Benefit Account for each Plan
      Interest Yield               Participant.

                                   Deferred compensation shall be credited to this account as the date on which such compensation otherwise would have been paid. Interest at the Plan's Interest Yield will be credited to the account no less often than monthly. Interest will be calculated by applying the Interest Yield to the varying balances of the Account during the month or other period for which interest is credited.

                                   Distributions shall be charged to the Account as they are made.

      8.1  Definition of           Interest Yield means, for each fiscal year of
           Interest Yield          Roundy's, a per annum rate equal to the
                                   Interest Yield Moody's Long Term Bond Rate in effect on the first day of such fiscal year, plus 2%.

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                                 ROUNDY'S, INC.
                AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

9.    Withholding on               In the event Roundy's is required to withhold
      Deferrals                    any employment or other taxes on any amounts
                                   deferred under the Plan, Roundy's may deduct such taxes from other non-deferred compensation of the Participant.

10.   Trust Fund Created           A participant's Deferred Benefit Account is a
                                   means of measuring the value of the
                                   participant's deferred compensation. Roundy's has established a Trust (the "Trust") dated
                                   March 19, 1996, to hold assets to be used to pay benefits under the Plan, and will from time to time contribute assets to the Trust.
                                   Any assets designated by Roundy's to pay benefits under this Plan shall at all times remain the property of Roundy's or the Trust.
                                   A participant has no property interest in specific assets of Roundy's or the Trust by virtue of the Plan. The rights of any participant, any beneficiary, or any estate to benefits under the Plan shall be solely those of an unsecured creditor of Roundy's.

                                   On September 23, 2002, Roundy's deposited
                                   $1,100,000.00 to the Trust in connection with the Change of Control that occurred on June 6, 2002. This amount, together with all future earnings on such amount, the insurance policies held in the Trust prior to that date, and all future increases in the value of such policies (collectively, the "2002 Fund Balance"), is intended to and shall be available for payment of benefits under the Plan to the extent of Participants' Account balances existing as of June 5, 2002 and Interest Yield credited on such balances for periods after that date ("2002 Funded Benefits"). The 2002 Fund Balance will be available for the payment of other benefits under the Plan, attributable to deferrals after June 5, 2002 and Interest Yield thereon, only to the extent that all 2002 Funded Benefits have been paid in full.

                                   Roundy's contribution of funds or assets to the Trust shall not to any degree limit Roundy's obligation to pay any and all benefits due to participants under this Plan.

11.   Payment of Benefits          Upon a participant's termination of
      Other Than Upon              employment, for any reason other than death,
      Death                        Roundy's will pay to the participant, as
                                   compensation for prior services, an amount equal to the participant's Deferred Benefit
                                   Account measured as of the last day of the month in which employment terminated (the
                                   "Termination Account Balance"). The form of payment will be as provided below:

      11.1 Forms of                At the time a participant completes a
           Benefit                 Deferred Compensation Agreement the
           Payment                 participant is entitled to select the number
                                   of years over which benefits are to be paid to the participant, up to a maximum of 15 years, and the age (not later than age 65) at which the payment of benefits is to commence
                                   ("Designated Commencement Age"). The payment period and Designated Commencement Age so selected shall not thereafter be subject to change by the participant. If no Designated
                                   Commencement Age is specified in a Deferred
                                   Compensation Agreement, then the Designated
                                   Commencement Age with respect to that
                                   Agreement shall be age 65.

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                                 ROUNDY'S, INC.
                AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

                                   A participant will receive payment of his or her Termination Account Balance upon termination of employment in annual installments, commencing within 30 days of the later of (i) the date of termination of employment, or (ii) the Participant's attaining his or her Designated Commencement Age. The number of annual installments shall be 10, unless the participant shall have designated a different number of installments (not greater than 15) in a Deferred Compensation Agreement, in which event the number so designated shall apply.

                                   The amount to be distributed annually will be determined under one of two alternatives, as elected by the participant (by written notice to the Administrator) at any time prior to, but not later than, ninety (90) days prior to the date on which payments of benefits to such Participant hereunder are scheduled to commence. These alternatives are referred to as the "Declining Balance Method" and the "Annuity Method," and are described below. In the absence of an effective election by a participant with respect to any Deferred Compensation Agreement, the Declining Balance Method shall apply to amounts deferred under that agreement.

                                   Under the Declining Balance Method, the
                                   amount to be distributed annually will be determined by multiplying the aggregate balance of the participant's Account by a fraction, the numerator of which is one (1) and the denominator of which is the number of years remaining for the payments to be made (e.g., 1/10, 1/9, 1/8, etc.). Additional earnings are to be credited to the Account during the installment payment period in the same way that earnings are credited while the participant is employed.

                                   Under the Annuity Method, the amounts of each annual installment will be equal. The amount of each installment will that amount which will fully amortize the amount of the Termination Account Balance over the applicable number of annual installments, assuming an interest rate applied to the declining balance at a rate equal to the Interest Yield in effect as of the participant's termination date.

12.   Benefits Upon                Upon the death of a participant prior to
      Death Before                 termination of employment, and before any
      Termination of               periodic payments have begun, Roundy's will
      Employment                   pay to the participant's Designated
                                   Beneficiary, as designated on a Beneficiary
                                   Designation Form in the form of that attached as Exhibit B, as compensation for services rendered prior to the date of death, a pre-retirement death benefit that is equal to the greater of (i) the participant's Deferred
                                   Benefit Account measured as of the last day of the month coincident with or immediately preceding the date of death or, (ii) subject to the following paragraph, an amount equal to 5 times the total aggregate deferral commitment of the participant. For this purpose, a participant's "aggregate deferral commitment" means the total amount of compensation he or she has deferred or has agreed to defer in the future, pursuant to all Deferred Compensation Agreements to which he or she is a party as the date of his or her death, exclusive of any Interest Yield thereon.

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                                 ROUNDY'S, INC.
                AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

                      For purposes of clause (ii) above, in the case of any participant who is not insurable for a death benefit larger than the "guaranteed issue" amount available to Roundy's at standard rates when the participant completes a Deferred Compensation Agreement, such participant's amount referred to in such clause (ii) will be limited to such "guaranteed issue" amount.

                      The form of payment will be as set forth below in this
                      Section 12.

    12.1 Forms of     If a participant's death benefit is the participant's
         Payment      pre-retirement Deferred Benefit Account, payment will be
         Upon Death   made in 10 annual installments commencing within 30 days
                      of the date of death, with payment being made under the Declining Balance Method in the manner provided in Section
                      11.1 above.

                      If a participant's pre-retirement death benefit is the multiple of deferral commitment or guaranteed issue formula amount, payment of the benefit will be made in 10 equal annual installments commencing within 30 days of the date of death. No additional earnings or interest will be credited during the installment payment period when the death benefit amount is determined as the multiple of deferral commitment or guaranteed issue formula amount.

                      Example 1 (Death Benefit Equal to Multiple Of Deferral Commitment):
                      Participant age 50 elects to defer $10,000 each year for 7 years

                      Stated Deferral ($10,000) x Deferral Period (7) = Total Aggregate Deferral Commitment ($70,000)

                      Total Aggregate Deferral Commitment ($70,000) x Multiple
                      (5) = Total Pre-Retirement Death Benefit ($350,000)

                      Total Pre-Retirement Death Benefit ($350,000) divided by number of years over which benefit payable (10) = $35,000/year for 10 years.

                      Example 2 (Death Benefit Equal to Guaranteed Issue
                      Amount):
                      Assume that the guaranteed issue life insurance available to Roundy's is $300,000 per person.

                      Assume that an "uninsurable at standard rates" 45-year old participant elects to defer $70,000 over 7 years.

                      The participant's formula pre-retirement death benefit of $350,000 is not available because of the lack of insurability.

                      Instead, the participant's pre-retirement death benefit would be $300,000 divided by 10 years, or $30,000 per year for 10 years.

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                                 ROUNDY'S, INC.
                AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

13. Designated        All payments by Roundy's will be made to the participant,
    Beneficiary       if living. If the participant has died, then any payment
                      under the Plan will be made to the Designated Beneficiary of the participant. All beneficiary designations must be made in writing, in substantially the form of Exhibit B attached hereto, and acknowledged by the Administrator. If there is no beneficiary designation in force when Plan benefits become payable to a beneficiary, the deemed beneficiary shall be the participant's spouse, or if no spouse is then living, the participant's estate. If a beneficiary dies before receiving all payments due, the remaining payments will be made to the beneficiary's estate.

14. Incapacity        If the Administrator shall find that any person to whom
                      any payment is payable under this Plan is unable to manage his or her affairs because of illness or other physical or mental incapacity, or is a minor, any payment due (unless a prior claim therefore shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, child, a parent, or a brother or sister of such person, or to any person deemed by the Administrator to have incurred expense for such person otherwise entitled to payment in such manner and proportions as the Administrator may determine. Any such payment shall be a complete discharge of the liabilities of Roundy's under this Plan to the extent of such payment.

15. Reduction of      In the event a Participant incurs an Unforeseen Emergency
    Deferrals and     (as defined below), the Administrator shall first consider
    Payments for      reducing the amount of or ceasing future deferrals under
    Unforeseen        the Plan to allow the participant to deal with the severe
    Emergency         financial hardship resulting from such Unforeseen
                      Emergency. If in the Administrator's sole discretion the Participant still faces a severe financial hardship resulting from such Unforeseen Emergency, the Administrator may permit such participant to withdraw all or such portion of such participant's Deferred Benefit
                      Account as of the withdrawal date which the Administrator determines is reasonably needed to satisfy the emergency hardship. Withdrawals of amounts because of an Unforeseen
                      Emergency shall only be permitted to the extent reasonably necessary to satisfy the emergency need.

                      An "Unforeseen Emergency" is defined as severe financial hardship to the participant resulting from a sudden and unexpected illness or accident of the participant or of a dependent of the participant (as defined in Section 152(a) of the Internal Revenue Code), loss of the participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. The presence or absence of an Unforeseen Emergency for this purpose will be determined in the sole discretion of the Administrator, whose decision on the issue will be final and binding for all purposes hereunder.

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                                 ROUNDY'S, INC.
                AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

                            The circumstances which will constitute an Unforeseen Emergency will depend on the facts of each case, but in any case payment from the Plan may not be made to the extent that such hardship is or may be relieved: (i) through reimbursement or compensation through insurance or otherwise; (ii) by liquidation of the participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan.

16. Statement of Account    Following the close of each year the Administrator
                            will provide statements of account to each participant.

17. Assignment              No participant or beneficiary may assign the right
                            to receive benefits under the Plan, except as provided herein with respect to Designated
                            Beneficiaries.

18. Not An Employment       Neither this Plan nor any Deferred Compensation
    Contract                Agreement shall be construed as conferring upon any
                            individual any rights to continued employment, nor shall it interfere with the rights of Roundy's or any subsidiary of Roundy's to terminate the employment of any individual or to take any other action affecting such individual.

19. Taxes on Benefits       Roundy's will withhold from all benefit payments all
    Paid                    employment, income and other taxes required by
                            applicable law.

20. Amendment and           Roundy's may, at any time, amend or terminate the
    Termination             Plan by action of Roundy's Board of Directors.
                            Roundy's may not, however, reduce any benefit payment to a participant based on deferrals already made, nor may the Interest Yield applicable to deferrals already made be reduced, without the participant's consent. Termination of the Plan shall not effect the rights of Participants or the obligations of Roundy's hereunder with respect to Participants' Deferred Benefit Accounts as they exist on the date of such termination. Upon any such termination all deferral elections then in effect shall automatically terminate, and the benefits of each participant will be adjusted as provided on Schedule A to the Plan.

21. Limitation on           No officer, director or employee of Roundy's, nor
    Liability               the Administrator, shall be liable to any person for
                            any action taken or omitted in connection with the administration of this Plan, unless attributable to his or her own fraud or willful misconduct; nor shall Roundy's be liable to any person for any such action or omission (other than the obligation to pay benefits under this Plan in accordance with its terms).

22. Indemnification         Roundy's shall indemnify the Administrator for, and
                            hold him or her harmless against, any and all claims, liabilities, charges and expenses (including reasonable attorneys' fees) in connection with or arising out of the individual's performance of his or her duties hereunder.

23. Construction            The Plan is to be construed under the laws of the
                            State of Wisconsin.

24. Binding Agreement       This Plan is binding upon Roundy's and participants
                            and their respective successors, assigns, heirs, executors, and beneficiaries (subject to the right of Roundy's to amend or terminate the Plan as provided in Section 20 above).

                                 ROUNDY'S INC.
                AMENDED AND RESTATED DEFERRED COMPENSATION PLAN



ADOPTED pursuant to authorization of the Board of Directors of Roundy's, Inc. as of March 19, 1996, amended pursuant to authorization of the Board of Directors as of October 23, 2001 and March 19, 2002, and amended and restated pursuant to authorization of the Board of Directors as of August 13, 2002.

                                        ROUNDY'S, INC.

                                        By:____________________________________
                                           Robert A. Mariano, President & Chief
                                           Executive Officer

                                 ROUNDY'S INC.
                AMENDED AND RESTATED DEFERRED COMPENSATION PLAN



                                   SCHEDULE A
                                   ----------

Assumptions:

         X is healthy and under age 45.
         X elects to defer $10,000/year for 7 years.
         X's pre-retirement death benefit is:

                  Aggregate Deferral                        $10,000 x 7 years =   $ 70,000
                  Death Benefit Multiple                                               x 5
                                                                                  --------
                  Pre-retirement Death Benefit                                    $350,000

Further Assume:

         After 4 years of deferral X stops contributing either because of unforeseen emergency or Change of Control Event.

         X's adjusted pre-retirement death benefit is based on his actual deferrals:

                  Aggregate Deferral                        $10,000 x 4 years =   $ 40,000
                  Death Benefit Multiple                                               x 5
                                                                                  --------
                  Pre-retirement Death Benefit (adjusted)                         $200,000

Further Assume:

         After 4 years of deferral X did not stop all deferrals but had them reduced by one-half due to unforeseen emergency.

         X's adjusted pre-retirement death benefit is based on his actual deferrals:

                  (one-half for all years)                  $5,000 x 7 years =    $ 35,000
                                                                                       x 5
                                                                                  --------
                                                                                  $175,000

                  PLUS
                  (one-half for years 1-4)                  $5,000 x 4 years =    $ 20,000
                                                                                       x 5
                                                                                  --------
                                                                                  $100,000

                  Total Adjusted Pre-retirement Death Benefit                     $275,000
                                                                                  ========

                                 ROUNDY'S, INC.
                 AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

                                   SCHEDULE B

Change of Control Event means any one of the following:

(a) Any person or group of persons (as defined in Rule 13d-5 under the Securities Exchange Act of 1934), together with its affiliates (but not including the Roundy's, Inc. Voting Trust), become the beneficial owner, directly or indirectly, of 30% or more of the then outstanding Common Stock of Roundy's, Inc. or 30% or more of the then outstanding securities of Roundy's, Inc. entitled generally to vote for the election of directors ("Voting Securities") provided, that if the person so acquiring such Common Stock or Voting Securities is itself a corporation or other entity such acquisition shall constitute a Change of Control Event only if less than 70% of the outstanding Common Stock or Voting Securities of such corporation or other entity are held by persons who, immediately before such acquisition, held Common Stock or Voting Securities of Roundy's, Inc.;

(b) The merger or share exchange of Roundy's, Inc. with any other corporation, the sale or other disposition of substantially all of the assets of Roundy's, Inc., or the liquidation or dissolution, of Roundy's, Inc., unless immediately thereafter at least 70% of the outstanding Common Stock and 70% of the outstanding Voting Securities of the corporation or entity surviving such merger or share exchange, or acquiring such assets, is held beneficially by persons who, immediately before such merger or share exchange or acquisition, held beneficially Common Stock or Voting Securities of Roundy's, Inc., or

(c) At least 2/3 of the directors of Roundy's, Inc. in office immediately prior to any other action proposed to be taken by Roundy's, Inc. stockholders or by Roundy's, Inc. Board of Directors determines that such proposed action, if taken, would constitute a change of control of Roundy's, Inc. and such action is taken.

                                                                     -----------
                                                                      EXHIBIT A
                                                                     -----------

                                 ROUNDY'S, INC.
                           DEFERRED COMPENSATION PLAN
                         DEFERRED COMPENSATION AGREEMENT

PARTICIPANT

INFORMATION: Name:___________________________  Social Security #:_______________

             Address:___________________________________________

                     ___________________________________________


Total Deferral Commitment $______________________ over the next seven (7) years, e.g. by the year ending December 31, ________. (Minimum deferral is $10,000 over 7 years)

                                             [mark one box only]

ANNUAL DEFERRAL ELECTION: $________________    during the following year only,
                                               or during each of the following
                                               years, until revoked or modified,
                                               through the year ending December
                                               31, ______.
Select One:

   1. This deferral shall be deducted from my base salary during the year at the rate of $______________ per pay period.
   2.  This deferral shall be deducted from my annual bonus payment.
   3. This deferral shall be deducted from my base salary and any bonus payments paid to me during the year at the rate of ______% per salary and bonus payment. The total amount deferred for any year will not exceed the annual deferral amount stated above.

I understand that Roundy's intends to purchase life insurance on my life in order to cover its liability under the Plan.

NON-PARTICIPATION:    I elect NOT to participate in the Deferred Compensation
Plan at this time.

BENEFIT PAYMENT ELECTION. If no alternative benefit payment period is elected below, your benefits at or after age 65 will be paid to you over 10 years. If you elect an alternative payment period you must specify the payment period and age at which benefits are to begin. The available alternatives include a lump sum payment or periodic payments over a period of up to 15 years, beginning at age 55 to 65.

       Select One:
          1. I do not choose to elect an alternative benefit payment period.
          2. I choose the following as my alternative benefit payment period:
             _____ Lump Sum
             _____ Payment over _______ years (Enter number of years not to exceed 15 years).
             _____ Age at which benefits are to begin (enter age from 55 to 65).

I agree to execute a Participant Acknowledgement   Receipt Acknowledged:
Form.
                                                   ROUNDY'S, INC.
Signature ______________________________
                    Participant                    By:__________________________
                                                      Its:______________________

                                                                     -----------
                                                                       EXHIBIT B
                                                                     -----------

                                 ROUNDY'S, INC.
                           DEFERRED COMPENSATION PLAN
                          BENEFICIARY DESIGNATION FORM


         I, the undersigned _______________________________, am a Participant in
the Roundy's, Inc. Deferred Compensation Plan dated March 19, 1996, as amended October 23, 2001 and August 13, 2002.

         Under certain conditions set forth in the Plan, benefits thereunder may be payable to beneficiaries named by me. I hereby designate the following beneficiaries to receive payments under the Plan in case of my death.

         1.  Initial Beneficiary.  The Initial Beneficiary shall be:

                       Name                            Relationship, if any

             __________________________          ______________________________


         2. Contingent Beneficiary. If I am not survived by the Initial Beneficiary, or if said Beneficiary shall die before receiving any benefits under the Plan, the Contingent Beneficiary shall be:

                       Name                            Relationship, if any

             ___________________________         ______________________________


Dated this ________ day of __________________, _______.



_____________________________________________    ______________________________
Signature of Witness (Cannot be a Beneficiary)   Participant Signature


______________________________________
Witness (Printed Name)



Receipt Acknowledged this ______ day of

_____________________  ________.

ROUNDY'S, INC.

By: ___________________________________________
Title: ________________________________________

                                                                     -----------
                                                                       EXHIBIT C
                                                                     -----------

                                 ROUNDY'S, INC.
                           DEFERRED COMPENSATION PLAN
                           PARTICIPANT ACKNOWLEDGEMENT



         I, the undersigned _____________________________________, am a
Participant in the Roundy's, Inc. Deferred Compensation Plan. I have received and have read a copy of the Plan document and agree to be bound by all the terms and provisions of the Plan.


         Dated this _________ day of ____________________, ________.



_____________________________________       ____________________________________
Witness Signature                           Participant Signature


_____________________________________
Witness (Printed Name)